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CUSIP No.   61744U106               13G                  Page   7 of  8 Pages


                          EXHIBIT 1 TO SCHEDULE 13G

                                June 27, 1997

     MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY ASSET MANAGEMENT INC.,


     hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


        MORGAN STANLEY ASSET MANAGEMENT INC.

BY:
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        Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.


        MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:
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        Bruce Bromberg / Morgan Stanley & Co. Incorporated